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                                                                   Exhibit 10(a)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 12 to the Registration Statement (Form N-4 No. 333-10805) and the related Statement of Additional Information appearing therein and pertaining to the Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.


                                                      /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 5, 2004